As Filed with the Securities and Exchange Commission on November 6, 2002

================================================================================



                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                          AMERISOURCEBERGEN CORPORATION
               (Exact Name of Registrant as Specified in Charter)

            DELAWARE                                 23-3079390
 (State or Other Jurisdiction of        (I.R.S. Employer Identification Number)
 Incorporation or Organization)

                          1300 Morris Drive, Suite 100
                      Chesterbrook, Pennsylvania 19087-5594
                                 (610) 727-7000
              (Address, including zip code, and telephone number,
       including area code, of Registrant's principal executive offices)

           AMERISOURCEBERGEN CORPORATION 2001 NON-EMPLOYEE DIRECTORS'
                               STOCK OPTION PLAN
                            (Full title of the plan)

                           William D. Sprague, Esquire
                          AmerisourceBergen Corporation
                          1300 Morris Drive, Suite 100
                           Chesterbrook, PA 19087-5594
                     (Name and address of agent for service)

                                 (610) 727-7000
         (Telephone number, including area code, of agent for service)

                        CALCULATION OF REGISTRATION FEE

================================================================================================================
Title of shares to be   Amount to be         Proposed maximum     Proposed maximum     Amount of registration
registered              registered           offering price per   aggregate offering   fee
                                             share                price
----------------------------------------------------------------------------------------------------------------
    Common Stock         323,660(1)(2)(3)         (3)                                      (3)
  ($.01 par value)
                           9,000(4)            $69.48(5)            $625,320(5)          $57.53
----------------------------------------------------------------------------------------------------------------
      Total              332,660                                    $625,320             $57.53
================================================================================================================

(1) This registration statement (the "Registration Statement") registers the issuance of 332,660 shares of Common Stock, par value $.01 per share (the "Common Stock") of AmerisourceBergen Corporation (the "Registrant") which are available for issuance, consisting of 332,660 shares under the AmerisourceBergen Corporation 2001 Non-Employee Directors' Stock Option Plan (the "Plan"). A total of 323,660 shares are being transferred from the following plans: (i) 169,000 shares under the AmeriSource Health Corporation 2001 Non-Employee Directors' Stock Option Plan (the "AmeriSource Option Plan"),and (ii) 154,660 shares under the Bergen Brunswig Corporation 1999 Non-Employee Directors' Stock Plan (the "Bergen Option Plan" and together with the AmeriSource Option Plan, the "Preexisting Plans").

(2) Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act") this registration statement shall be deemed to cover an indeterminate number of additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to the Plan for any future stock split, stock dividend or similar adjustment of the outstanding Common Stock of the Registrant.

(3) These 323,660 shares were included in the (i) 225,000 shares registered in connection with the AmeriSource Option Plan and (ii) 277,500 shares registered in connection with the Bergen Option Plan, pursuant to Registration Statement on Form S-8 (File No. 333-69254) dated September 10, 2001. The total registration fee paid at that time for the shares was $3,306.66. Pursuant to Instruction E to Form S-8, the Registrant is transferring 323,660 shares from that prior registration statement. The Registrant has filed a Post-Effective Amendment No. 2 to the prior registration statement deregistering these 323,660 shares.

(4) These 9,000 shares may be issued under the Plan to the extent shares subject to options outstanding under the Preexisting Plans after the effective date of the Plan are canceled, forfeited or expired.

(5) Estimated solely for the purposes of calculating the registration fee in accordance with Rule 457(h)(1) and (c) under the Securities Act of 1933 on the basis of the average of the high and low prices reported for shares of Common Stock of the Registrant on the New York Stock Exchange on November 5, 2002 with respect to 9,000 shares of Common Stock authorized for issuance under the Plan.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.          Plan Information.

                 The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants in the Plan as specified by Rule 428(b)(1) of the Securities Act. Such documents are not being filed with the Securities and Exchange Commission (the "Commission"), but constitute, along with the documents incorporated by reference into this Registration Statement, a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Item 2.          Registrant Information and Employee Plan Annual Information.

                 AmerisourceBergen Corporation (the "Registrant") will furnish without charge to each person to whom the prospectus is delivered, upon the written or oral request of such person, a copy of any and all of the documents incorporated by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference to the information that is incorporated). Requests should be directed to AmerisourceBergen Corporation, 1300 Morris Drive, Suite 100, Chesterbrook, Pennsylvania 19087, Attention:
William D. Sprague, Esq.; telephone number (610) 727-7000.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.          Incorporation of Documents by Reference.

                 The following documents which have been filed by the Registrant with the Commission are incorporated by reference into this Registration Statement:

                 (a) The Registrant's latest Annual Report on Form 10-K filed on December 28, 2001 for the year ended September 30, 2001;

                 (b) The Registrant's Amendment No. 1 to the Annual Report for the year ended September 30, 2001 filed on Form 10-K/A on August 14, 2002;

                 (c) The Registrant's Quarterly Report on Form 10-Q filed on February 14, 2002 for the quarter ended December 31, 2001;

                 (d) The Registrant's Quarterly Report on Form 10-Q filed on May 15, 2002 for the quarter ended March 31, 2002;

                 (e) The Registrant's Quarterly Report on Form 10-Q filed on August 14, 2002 for the quarter ended June 30, 2002;

                 (f) The Registrant's Amended Current Report on Form 8-K/A dated October 29, 2001, amending the Form 8-K dated August 29, 2001;

             (g) The Registrant's Current Report on Form 8-K dated August 14, 2002;
             (h) The Registrant's Current Report on Form 8-K dated November 5, 2002; and

             (i) The description of the Common Stock contained in the Registration Statement on Form S-4 (File No. 333-61440), filed with the Commission on May 23, 2001, as amended, and the prospectus filed pursuant to Rule 424(b)(3), filed with the Commission on August 1, 2001, including any amendments or reports filed for the purpose of updating such description in which there is described the terms, rights and provisions applicable to the Registrant's Common Stock.

             All documents filed by the Registrant pursuant to Sections
13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered pursuant to this Registration Statement have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Item 4.      Description of Securities.

             Not applicable.

Item 5.      Interests of Named Experts and Counsel.

             Not applicable.

Item 6.      Indemnification of Directors and Officers.

             Delaware law provides that a corporation may include in its certificate of incorporation a provision limiting or eliminating the personal liability of its directors to the corporation or its stockholders for monetary damages arising from a breach of fiduciary duty as a director, except for:

             . a breach of duty of loyalty to the corporation or its stockholders;

             . acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

             . payment under Section 174 of the Delaware law, which pertains, among other things, to liability for the unlawful payment of a dividend or the repurchase or redemption of stock in violation of Delaware law; or

             . any transaction from which the director derived an improper personal benefit.

             The amended and restated certificate of incorporation of AmerisourceBergen Corporation provides that the directors of AmerisourceBergen Corporation are entitled to the benefits of all limitations on the liability of directors that are now or hereafter become available under Delaware law. Specifically, no director of AmerisourceBergen Corporation will be liable to AmerisourceBergen Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (a) for any breach of the director's duty of loyalty to AmerisourceBergen Corporation or its stockholders,
(b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the Delaware law, or (d) for any transaction from which the director derived an improper personal benefit.

             Under Delaware law, a corporation may indemnify directors and officers:

             . for actions taken in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation; and

             . with respect to any criminal action or proceeding, if they had no reasonable cause to believe that their conduct was unlawful.

             In addition, Delaware law provides that a corporation may advance to a director or officer expenses incurred in defending any action upon receipt of an undertaking by the director or officer to repay the amount advanced if it is ultimately determined that he or she is not entitled to indemnification.

             The amended and restated certificate of incorporation of AmerisourceBergen Corporation provides that AmerisourceBergen Corporation will indemnify any person who is or was a director or officer of AmerisourceBergen Corporation, or is or was serving at the request of AmerisourceBergen Corporation as a director, officer or trustee of another corporation, trust or other enterprise, with respect to actions taken or omitted by such person in any capacity in which such person serves AmerisourceBergen Corporation or such other corporation, trust or other enterprise, to the full extent authorized or permitted by law, as now or hereafter in effect, and such right to indemnification will continue as to a person who has ceased to be a director, officer or trustee, as the case may be, and will inure to the benefit of such person's heirs, executors and personal and legal representatives; provided, however, that, except for proceedings to enforce rights to indemnification, AmerisourceBergen Corporation shall not be obligated to indemnify any person in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized in advance, or unanimously consented to, by the Board of Directors of AmerisourceBergen Corporation.

Item 7.      Exemption from Registration Claimed.

             Not applicable.

Item 8.      Exhibits.

             The following exhibits are filed herewith or incorporated by reference as part of this Registration Statement:

         Exhibit No.          Description
         ----------           -----------
         5.1                  Opinion of Pepper Hamilton LLP

         23.1                 Consent of Ernst & Young LLP

         23.2                 Consent of Pepper Hamilton LLP (included in
                              Exhibit 5.1 hereto)

         24.1                 Power of Attorney (see signature pages at pp. 8-9)

Item 9.      Undertakings.

             The undersigned Registrant hereby undertakes as follows:

             (a) To file, during any period in which offers or sales are being made pursuant to this Registration Statement, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which is registered) and any deviation from the low or high end of the estimated maximum range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in "Calculation of Registration Fee" table in the effective Registration Statement.

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (i) and (ii) above do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

             (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

             The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this Registration

Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

               Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chesterbrook, Pennsylvania, on November 6, 2002.

                          AMERISOURCEBERGEN CORPORATION


                          By: /s/ R. David Yost
                              -----------------
                              Name: R. David Yost
                              Title: Chief Executive Officer

                                POWER OF ATTORNEY

               KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints William D. Sprague, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

               Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Date:  October 30, 2002                /s/ R. David Yost
                                       -----------------
                                       R. David Yost, President, Chief Executive
                                       Officer and Director (Principal Executive
                                       Officer)

Date:  October 30, 2002                /s/ Michael D. DiCandilo
                                       ------------------------
                                       Michael D. DiCandilo, Senior Vice
                                       President and Chief Financial Officer
                                       (Principal Financial and Accounting
                                       Officer)

Date:  October 30, 2002                /s/ Robert E. Martini
                                       ---------------------
                                       Robert E. Martini, Director and Chairman

Date:  October 30, 2002                /s/ Rodney H. Brady
                                       -------------------
                                       Rodney H. Brady, Director

Date:  October 30, 2002                /s/ Charles H. Cotros
                                       ---------------------
                                       Charles H. Cotros, Director

Date:  October 30, 2002                /s/ R. C. Gozon
                                       ---------------
                                       Richard C. Gozon, Director

Date:  October 30, 2002                /s/ Edward E. Hagenlocker
                                       -------------------------
                                       Edward E. Hagenlocker, Director

Date:  October 30, 2002                /s/ Jane E. Henney
                                       ------------------
                                       Jane E. Henney, M.D., Director

Date:  October 30, 2002                /s/ James R. Mellor
                                       -------------------
                                       James R. Mellor, Director

Date:  October 30, 2002                /s/ Francis G. Rodgers
                                       ----------------------
                                       Francis G. Rodgers, Director

Date:  October 30, 2002                /s/ J. Lawrence Wilson
                                       ----------------------
                                       J. Lawrence Wilson, Director

                                  EXHIBIT INDEX

         5.1            Opinion of Pepper Hamilton LLP

         23.1           Consent of Ernst & Young LLP

         23.2 Consent of Pepper Hamilton LLP (included in Exhibit 5.1 hereto)

         24.1           Power of Attorney (see signature pages at pp. 8-9)